Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631-434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2010
THIRD QUARTER AND NINE-MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – August 16,  2010 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of analog and digital  TV  receiver products for the personal computer market,  reported financial results for the  third  fiscal quarter and nine-month period ended June 30, 2010.

THIRD QUARTER RESULTS

Net sales were $13.6 million for the third quarter of fiscal 2010, an increase of approximately 4.03% from the $13.1 million reported for the previous year’s third fiscal quarter.

The Company recorded net income of $915,216 for the third quarter of fiscal 2010 compared to a net loss of $1,887,382 for the third quarter of fiscal 2009.  The results for the third quarter of fiscal 2010 reflect a reduction in accrued expenses fees of about $2.2 million for settlements and changes in estimates.  Net income per share for the third quarter of fiscal 2010 was $0.09 on a basic and diluted basis, compared to a net loss per share of $0.19 on a basic and diluted basis for the third quarter of fiscal 2009.

NINE-MONTH RESULTS

Net sales were $45.3 million for the nine months ended June 30, 2010, an increase of approximately 5.17% from the $43.1 million reported for the nine months ended June 30, 2009.

The Company incurred a net loss of $322,208 for the nine months ended June 30, 2010 compared to a net loss of $5,591,765 for the nine months ended June 30, 2009.   The results for the nine months ended June 30, 2010  reflect a reduction in accrued expenses fees of  about $2.2 million for settlements  and changes in estimates.  Net loss per share for the nine months ended June 30, 2010 was $0.03 on a basic and diluted basis, compared to a net loss per share of $0.56 on a basic and diluted basis for the nine months ended June 30, 2009.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated “While TV tuner sales to the PC OEM market continue to be soft, we continue to see sales growth in the PC retail market both in the U.S. and in Europe.  Our PCTV product line, acquired in 2009 from Avid Technology, Inc., has established itself as our premium TV tuner product line and has helped drive an improvement in gross profit margins. Excluding the change in estimates, our gross profit margins have increased from 20.4%  for the first nine months of fiscal  2009  to 28.3% for the first nine months of our 2010 fiscal year.

During our fiscal third quarter we introduced the WinTV Extend software, which brings live TV to the iPhone and iPad and other portable devices, plus started to make shipments of our MediaMVP-HD digital media player.  In addition, we have recently introduced new software which allows our HD PVR high definition TV recorder to be used in Windows Media Center. Windows 7 Media Center has been installed in over 50 million PCs to date, and we believe this new software will help expand the sales of the HD PVR and other members of the HD PVR family.

Though sales in Europe continue to grow, we have been negatively affected by the drop in value of the euro. Euro denominated sales currently account for approximately 45% of our total worldwide sales, and the drop in the value of the euro from November 2009 to the present has impacted our sales and profitability.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan, and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.   The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to the Company’s  business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the  Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to,  the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management,  successful integration of acquisitions,  economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar,  as well as other risks and uncertainties discussed in  the Company’s  reports filed with the Securities and Exchange Commission, including, but not limited to,  the Company’s Annual Report on  Form 10-K for the fiscal year ended  September  30, 2009,  the Company’s Form 10-Q for the three months ended December 31, 2009,  the Company’s Form 10-Q for the three  months ended March 31, 2010 and the Company’s Form 10-Q for the three months ended June 30, 2010.

Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and whether forward-looking statements made by the Company ultimately prove to be accurate.   The Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,
	2010	2009
Net sales	$13,593,518	$13,067,124
Cost of sales	7,653,058	9,845,438
Gross profit	5,940,460	3,221,686

Selling, general and administrative expenses	3,705,827	3,954,536
Research and development expenses	1,083,489	1,122,911
Income (loss) from operations	1,151,144	(1,855,761)

Other income (expense):
Interest income	1,442	1,707
Interest expense	-	(20,832)
Foreign currency gain	152,142	25,532
Total other income	153,584	6,407
Income (loss) before tax provision	1,304,728	(1,849,354)
Tax provision	389,512	38,028
Net income (loss)	$915,216	($1,887,382)

Net income loss per share:
Basic and diluted	$0.09	($0.19)

Weighted average shares-basic	10,068,765	10,048,771
Weighted average shares-diluted	10,204,092	10,048,771

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine months ended June 30,
	2010	2009
Net sales	$45,318,955	$43,089,233
Cost of sales	30,290,307	34,305,007
Gross profit	15,028,648	8,784,226

Selling, general and administrative expenses	11,816,087	11,655,103
Research and development expenses	3,258,661	3,236,401
Loss from operations	(46,100)	(6,107,278)

Other income (expense):
Interest income	4,336	11,332
Interest expense	(4,340)	(49,478)
Foreign currency gain	213,770	669,209
Total other income	213,766	631,063
Income (loss) before tax provision	167,666	(5,476,215)
Tax provision	489,874	115,550
Net loss	($322,208)	($5,591,765)

Net loss per share:
Basic and diluted	($0.03)	($0.56)

Weighted average shares-basic and diluted	10,064,618	10,042,546

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2010 (unaudited)	September 30, 2009
Assets:
Cash and cash equivalents	$8,166,507	$8,368,342
Trade receivables, net of various allowances	5,002,355	9,770,584
Other non trade receivables	2,457,288	4,116,392
Inventories	12,189,968	8,616,800
Deferred tax asset-current	966,974	1,297,574
Prepaid expenses and other current assets	1,153,919	928,680
Total current assets	29,937,011	33,098,372

Intangible assets, net	4,129,975	4,696,102
Property, plant and equipment, net	591,531	757,488
Security deposits and other non current assets	122,401	108,088
Deferred tax asset-non current	887,611	887,611
Total assets	$35,668,529	$39,547,661

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$9,931,085	$12,478,625
Accrued expenses fees	4,669,691	5,753,546
Accrued expenses	9,841,621	8,131,263
Note Payable	0	625,045
Income taxes payable	229,560	224,316
Total current liabilities	24,671,957	27,212,795

Stockholders' Equity:
Common stock, $.01 par value; 25,000,000 shares authorized,
10,829,649 and 10,814,042 issued, respectively	108,297	108,140
Additional paid-in capital	17,615,594	17,276,651
Retained earnings	473,466	795,674
Accumulated other comprehensive loss	(4,795,237)	(3,441,262)
Treasury Stock, at cost 760,479 and 759,579 shares, respectively	(2,405,548)	(2,404,337)
Total stockholders' equity	10,996,572	12,334,866
Total liabilities and stockholders' equity	$35,668,529	$39,547,661